EXHIBIT 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Troika Media Group, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher Broderick, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 27, 2021	By:	/s/ Christopher Broderick
	Name:	Christopher Broderick
	Title:	Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Troika Media Group, Inc. and will be retained by Troika Media Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.